      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2004

                                                     REGISTRATION NO. 333-116227
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                AMENDMENT NO. 1
                                       to
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           THE A CONSULTING TEAM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

                NEW YORK                                     13-3169913
     (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                                  SHMUEL BENTOV
                             CHIEF EXECUTIVE OFFICER
                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003
                                 (212) 979-8228

          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                    COPY TO:
                              LAWRENCE FISHER, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                   (212) 506-5000 (PHONE) (212) 506-5151 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

   THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED
   WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE
    SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION DATED JUNE 17, 2004


    PROSPECTUS

                                     639,528

                             SHARES OF COMMON STOCK

                           THE A CONSULTING TEAM, INC.




         The selling security holders identified in this prospectus are offering up to 639,528 of our shares of common stock. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "TACX." The last reported sale price for our common stock on the Nasdaq SmallCap Market on June 16, 2004 was $6.31 per share.


         We will not receive any proceeds from the sale of shares of common stock by the selling security holders. We are not offering any shares of common stock for sale under this prospectus. See "Selling Security Holders" beginning on page 13 for a list of the selling security holders. See "Plan of Distribution" beginning on page 14 for a description of how the shares of common stock can be sold.


-----------------

         INVESTING IN OUR COMMON STOCK INCLUDES RISKS. FOR MORE INFORMATION, PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 6.


                                -----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------


                       The date of this prospectus is [_________]

                                TABLE OF CONTENTS

                                                                      PAGE

AVAILABLE INFORMATION...................................................2
INCORPORATED DOCUMENTS..................................................3
THE COMPANY.............................................................4
RECENT DEVELOPMENTS.....................................................6
RISK FACTORS............................................................6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS......................12
USE OF PROCEEDS........................................................12
SELLING SECURITY HOLDERS...............................................13
PLAN OF DISTRIBUTION...................................................14
LEGAL MATTERS..........................................................16
EXPERTS................................................................16
SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.........16

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate after the date of such document.

                              AVAILABLE INFORMATION

         We are subject to the information reporting requirements of the Securities and Exchange Act of 1934. In accordance with these reporting requirements, we will file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as ourselves, that file electronically with the Commission. The address of such web site is http://www.sec.gov. You may also obtain information from the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, our shares of common stock are quoted on the Nasdaq SmallCap Market System, so our reports and other information can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         We intend to furnish our security holders with annual reports containing additional financial statements and a report thereon by independent certified public accountants prior to each of our annual meetings.

                             INCORPORATED DOCUMENTS

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the Commission. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus.

         The following documents are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Commission on March 29, 2004;
         (b) Our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 as filed with the Commission on April 26, 2004;
         (c) Our Quarterly Report on Form 10-Q for the three month period ended March 31, 2004 as filed with the Commission on May 13, 2004;
         (d) Our Current Reports on Forms 8-K filed with the Commission on January 8, 2004, January 27, 2004, January 29, 2004, February 27, 2004 and May 11, 2004; and
         (e) The description of our common stock contained in the registration statement under the Exchange Act on Form 8-A as filed with the Commission on August 7, 1997, and including any subsequent amendment or report filed for the purpose of updating such description.

         In addition, all documents we have filed or subsequently file under Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act before the termination of this offering are incorporated by reference.

         We will provide without charge to any person (including any beneficial owner) to whom this prospectus has been delivered, upon the oral or written request of such person a copy of any document incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates), of which this prospectus forms a part. Such requests should be directed to Richard
D. Falcone, The A Consulting Team, Inc., 77 Brant Avenue, Suite 320, Clark, New Jersey 07066. Our telephone number at that location is (732) 499-8228. Our corporate web site address is http://www.tact.com. The information on our web site is not intended to be a part of this prospectus.

                                  THE COMPANY

GENERAL

         Incorporated in 1983, The A Consulting Team, Inc., a New York corporation (the "Company" or "TACT" or the "Registrant") has provided a wide range of information technology ("IT") consulting, custom application development and solutions to Fortune 1000 companies and other large organizations. In August of 1997, TACT became a public company, headquartered in New York, NY. In addition, TACT has an office in Clark, NJ. The Company supports all major computer technology platforms and supports client IT projects by using a broad range of third-party software applications.

         The Company's shares are listed on The Nasdaq SmallCap MarketSM under the symbol "TACX."

TACT OPERATIONS

         CONSULTING. TACT provides a wide range of IT consulting services, including technology infrastructure advisory services and systems architecture design for Fortune 1000 companies and other large organizations. The Company's solutions are based on an understanding of each client's enterprise model. The Company's accumulated knowledge may be applied to new projects such as planning, designing and implementing enterprise-wide information systems, database management services, performance optimization, migrations and conversions, strategic sourcing, outsourcing and systems integration.

         TACT delivers its IT solutions through TACT Solution Teams composed of Project Managers, Technical Practice Managers and Technical Specialists. These professionals possess the project management skills, technical expertise and industry experience to identify and effectively address a particular client's technical needs in relation to its business objectives. TACT's focus on providing highly qualified IT professionals allows the Company to identify additional areas of the client's business which could benefit from the Company's IT solutions, thereby facilitating the cross-marketing of multiple Company services. The Company keeps its Solution Teams at the forefront of emerging technologies through close interaction with TACT research personnel who identify innovative IT tools and technologies. As a result, management believes that TACT Solution Teams are prepared to anticipate client needs, develop appropriate strategies and deliver comprehensive IT services, thereby allowing the Company to deliver the highest quality IT services in a timely fashion.

         A Solution Team is typically deployed from one of the Company's offices in order to provide solutions to its clients by utilizing local resources. Management's experience has been that the presence established by a local office improves the Company's ability to attract local clients, as well as its ability to attract, develop, motivate and retain locally-based IT professionals. The Company's corporate headquarters supports its Clark, NJ office and performs many functions, which allow the office to focus on recruiting, sales and marketing.

         SOFTWARE. TACT markets and distributes a number of software products developed by independent software developers. The Company believes its relationships with over 70 software clients throughout the country provide opportunities for the delivery of additional TACT consulting and training services. The software products offered by TACT are developed in the United States, England and Finland and marketed primarily through trade shows, direct mail, telemarketing, client presentations and referrals. Revenue from the sale of software is ancillary to the Company's total revenues.

GROWTH STRATEGY

         The Company's objective is to continue to provide its clients with high quality, technology-based consulting services in the areas of migrations and conversions of legacy systems, performance optimization, web enhancements, custom development, strategic sourcing and enterprise-wide IT consulting, outsourcing and software solutions. The Company's strategies include the following key components:

         Cross-sell Additional Services to Existing Clients. By offering existing clients additional IT consulting services and software, TACT intends to leverage its existing client base. The Company's relationships with current clients provide opportunities to market additional services in current and new geographical markets.

         Expand Client Base. The Company is developing additional client relationships in geographic markets where the Company maintains offices (New York, NY and Clark, NJ) through targeted marketing initiatives, participation in local trade shows, user group meetings and conventions and referrals from existing clients.

         Acquisitions and Strategic Relationships. On July 19, 2002, the Company consummated the acquisition of all of the issued and outstanding capital stock of International Object Technology, Inc. (IOT). IOT was a privately owned, professional services firm that provides data management and business intelligence solutions, technology consulting and project management services. The Company continuously looks for companies and other organizations that it may acquire or develop other relationships with that are strategic to the Company's business. The Company has established certain acquisition criteria. It is primarily interested in companies and organizations that are (i) established in geographic locations of the Company, or (ii) has a depth of service offerings that the Company finds attractive or (iii) a customer base that the company can cross sell its services into.

         Operational Efficiencies and Cost Reductions. The Company has restructured its operations and reduced its cost structure by migrating to a flexible workforce and reducing corporate and general administrative expenses.

         Where you can obtain additional information:

                     Executive Office
             200 Park Avenue South, Suite 901
                 New York, New York 10003
                 Telephone: (212) 979-8228
               Website: http://www.tact.com

         THE INFORMATION ON OUR WEB SITE IS NOT INTENDED TO BE A PART OF
                                THIS PROSPECTUS.

                               RECENT DEVELOPMENTS

         There have been no material changes since December 31, 2003, other than as disclosed in its Current Reports on Form 8-K and Quarterly Report on Form 10-Q for the three months ended March 31, 2004.


                                  RISK FACTORS

         In this section, we highlight the significant risks associated with our business and operations. Investing in our common stock involves a high degree of risk. You should be able to bear a complete loss of your investment. To understand the level of risk, you should carefully consider the following risk factors, as well as the other information found in this prospectus, when evaluating an investment in the shares.

OPERATING LOSSES

         The Company has incurred operating losses in the last three years. In the year ended December 31, 2003, the Company had an operating loss of $42,000 and net loss of $123,000. In the year ended December 31, 2002, the Company had an operating loss of $130,000 and net income of $204,000. In the year ended in December 31, 2001, the Company had an operating loss of $13.5 million and a net loss of $13.7 million, of which $1.0 million was attributable to T3 Media (including certain expenses associated with the close down of T3 Media's operations ($1.6 million)). The remaining net loss for the year was attributable to the Company and includes certain one-time charges of $7.1 million associated with the impairment of assets and restructuring charges. There is no guarantee that the Company can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow slower than anticipated, or if operating expenses exceed expectations or cannot be adjusted accordingly the Company will continue to experience losses and the results of operations and financial condition will be materially and adversely affected.

CAPITAL REQUIREMENTS

         The Company may be unable to meet its future capital requirements. The Company may require additional financing in the future in order to continue to implement its product and services development, marketing and other corporate programs. The Company may not be able to obtain such financing or obtain it on acceptable terms. Without additional financing, the Company may be forced to delay, scale back or eliminate some or all of its product and services development, marketing and other corporate programs. If the Company is able to obtain such financing, the terms may contain restrictive covenants that might negatively affect its shares of Common Stock, such as limitations on payments of dividends or, in the case of a debt financing, reduced earnings due to interest expenses. Any further issuance of equity securities would likely have a dilutive effect on the holders of its shares of Common Stock. Its business, operating results and financial condition may be materially harmed if revenues do not develop or grow slower than the Company anticipates, if operating expenses exceed its expectations or cannot be reduced accordingly, or if the Company cannot obtain additional financing.

DEPENDENCE ON LIMITED NUMBER OF CLIENTS

         The Company derives a significant portion of its revenues from a relatively limited number of clients primarily located in the New York/New Jersey metropolitan area of the United States. Adverse economic conditions affecting this region could have an adverse effect on the financial condition of its clients located there, which in turn could adversely impact its business and future growth. Revenues from its ten most significant clients accounted for a majority of its revenues for each of the three years ended December 31, 2003. In each of the last three years, the Company had at least one customer with revenues exceeding 10% of the Company's revenues. For the year ended December 31, 2003, the Company had one customer, which represented 28% of revenues. For the year ended December 31, 2002, the Company had revenues from two customers, which represented 25% and 24% of revenues, respectively. For the year ended December 31, 2001, the Company had revenues from three customers which represented 19%, 19% and 13% of revenues, respectively. Besides these customers, no other customer represented greater than 10% of the Company's revenues. In any given year, its ten most significant customers may vary based upon specific projects for those clients during that year. There can be no assurance that its significant clients will continue to engage it for additional projects or do so at the same revenue levels. Clients engage the Company on an assignment-by-assignment basis, and a client can generally terminate an assignment at any time without penalties. The loss of any significant customer could have a material adverse effect on its business, results of operations and financial condition. A failure of the Company to develop relationships with new customers could have a material adverse effect on its business, results of operations and financial condition.

PROJECT RISK

         The Company's projects entail significant risks. Many of its engagements involve projects that are critical to the operations of its clients' businesses and provide benefits that may be difficult to quantify. The Company's failure or inability to meet a client's expectations in the performance of the Company's services could result in a material adverse change to the client's operations and therefore could give rise to claims against the Company or damage its reputation, adversely affecting its business, results of operations and financial condition.

RAPID TECHNOLOGICAL CHANGE

         The Company's business is subject to rapid technological change and is dependent on new solutions. Its success will depend in part on its ability to develop information technology solutions to meet client expectations, and offer software services and solutions that keep pace with continuing changes in information technology, evolving industry standards, changing client preferences and a continuing shift to outsourced solutions by clients. The Company cannot assure you that it will be successful in adequately addressing the outsourcing market or other information technology developments on a timely basis or that, if addressed, the Company will be successful in the marketplace. The Company also cannot assure you that products or technologies developed by others will not render its services uncompetitive or obsolete. Its failure to address these developments could have a material adverse effect on its business, results of operations and financial condition.

E-BUSINESS INITIATIVES

         The Company faces difficulties typically encountered by development stage companies in rapidly evolving markets because of its e-commerce initiative. The Company provides web enablement services and solutions and other related e-business services. Revenues from its e-business services constituted 38% of revenues for the year ended December 31, 2003 and 40% of revenues for the year ended December 31, 2002. The Company cannot assure you that any products or services developed by it, or its strategic partners will achieve market acceptance. The risks involved in these service offering include the Company's and its strategic partners' abilities to:

         o   create a customer base;

         o respond to changes in a rapidly evolving and unpredictable business environment;

         o   maintain current and develop new strategic relationships;

         o   manage growth;

         o   continue to develop and upgrade technology; and

         o   attract, retain and motivate qualified personnel.

POSSIBILITY THAT CUSTOMERS MAY NOT DO BUSINESS WITH THE COMPANY

         The Company's existing customers may decide not to continue to do business with the Company, and potential customers may decide not to engage the Company, or may conduct business with the Company on terms that are less favorable than those currently extended, due to the Company's operating losses in the past two years. In those events, the Company's net revenues would decrease, and the Company's business would be adversely affected.

BILLING MARGINS

         The Company's ability to maintain billing margins is uncertain. It derives revenues primarily from the hourly billing of consultants' services and, to a lesser extent, from fixed-price projects. Its most significant cost is project personnel cost, which consists of consultant salaries and benefits. Thus, its financial performance is primarily based upon billing margin (billable hourly rate less the consultant's hourly cost) and personnel utilization rates (number of days worked by a consultant during a two-week billing cycle divided by the number of billing days in that cycle). The gross margin decreased in 2003 due to a lower consultant utilization rate (79% in 2003 compared to 81% in 2002), lower gross margin on IOT revenues and a lower gross margin on a fixed price contract due to higher front loaded costs (the Company expects that over the next year this contract will have a normal gross margin). The gross margin increased in 2002 due principally to a higher consultant utilization rate, resulting from the Company's aggressive cost containment and workforce rationalization efforts. There can be no assurance, however, that its revenues will continue to be billed primarily on a time and materials basis or that the Company's cost containment and workforce rationalization effects will continue to provide positive results. In addition, during the past two years the Company's clients have been adverse to increases in any costs of the Company's services.

MANAGING GROWTH

         The Company may have difficulty managing its growth. Its expansion is dependent upon, among other things,

         o its ability to hire and retain consultants as employees or independent consultants,

         o its ability to identify suitable new geographic markets with sufficient demand for its services, hire and retain skilled management, marketing, customer service and other personnel, and successfully manage growth, including monitoring operations, controlling costs and maintaining effective quality and service controls, and

         o if the Company consummates additional acquisitions, its ability to successfully and profitably integrate any acquired businesses into its operations.

         If the Company's management is unable to manage growth or new employees or consultants are unable to achieve anticipated performance levels, its business, results of operations and financial condition could be materially adversely affected.

DEPENDENCE ON CHIEF EXECUTIVE OFFICER

         The Company's success is highly dependent upon the efforts and abilities of Shmuel BenTov, its Chairman, Chief Executive Officer and President. Mr. BenTov has entered into an employment agreement with the Company, which terminates on December 31, 2004. Although his employment agreement contains non-competition, non-disclosure and non-solicitation covenants, this contract does not guarantee that Mr. BenTov will continue his employment with Company. The loss of services of Mr. BenTov for any reason could have a material adverse effect upon the Company's business, results of operations and financial condition.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

         The Company's quarterly results of operations are variable. Variations in revenues and results of operations occur from time to time as a result of a number of factors, such as the timing of closing of Solution Branch offices, the size and significance of client engagements commenced and completed during a quarter, the number of business days in a quarter, consultant hiring and utilization rates and the timing of corporate expenditures. The timing of revenues is difficult to forecast because the sales cycle can be relatively long and may depend on such factors as the size and scope of assignments and general economic conditions. A variation in the number of client assignments or the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in results of operations from quarter to quarter and can result in losses to it. In addition, its engagements generally are terminable by the client at any time without penalties. Although the number of consultants can be adjusted to correspond to the number of active projects, the Company must maintain a sufficient number of senior consultants to oversee existing client projects and to assist with its sales force in securing new client assignments. An unexpected reduction in the number of assignments could result in excess capacity of consultants and increased selling, general and administrative expenses as a percentage of revenues. The Company has also experienced, and may in the future experience, significant fluctuations in the quarterly results of its software sales as a result of the variable size and timing of individual license transactions, competitive conditions in the industry, changes in customer budgets, and the timing of the introduction of new products or product enhancements. In the event that its results of operations for any period are below the expectation of market analysts and investors, the market price of its shares of Common Stock could be adversely affected.

VOLATILITY OF STOCK PRICE

         The Company's Common Stock may be subject to wide fluctuations in price in response to variations in quarterly results of operations and other factors, including acquisitions, technological innovations and general economic or market conditions. In addition, stock markets have experienced extreme price and volume trading volatility in recent years. This volatility has had a substantial effect on the market price of many technology companies and has often been unrelated to the operating performance of those companies. This volatility may adversely affect the market price of its Common Stock. Additionally, there can be no assurance that an active trading market for the Common Stock will be sustained.

POSSIBLE REMOVAL FROM QUOTATION OF COMMON STOCK ON NASDAQ AND RESULTING MARKET ILLIQUIDITY

         On February 14, 2002, the Company was informed by Nasdaq that it had failed to maintain a closing bid price of at least $1.00 per share as set forth in Nasdaq Market Place Rule 4450 (a) (5). The Company was granted several extensions by the Nasdaq Listing Qualification Panel in order to regain compliance with the minimum bid price requirement to remain listed with the last extension expiring on January 9, 2004.

         On January 7, 2004, the Company effected a one-for-four reverse stock split in order to regain compliance with the minimum bid price requirement.

         On January 23, 2004, the Company was informed by Nasdaq that the Company evidenced compliance with the minimum bid price requirement. Accordingly, Nasdaq determined to continue the listing of the Company's securities on The Nasdaq SmallCap Market.

COMPETITION

         The market for information technology services includes a large number of competitors, is subject to rapid change and is highly competitive. Its primary competitors include participants from a variety of market segments, including the current and former consulting divisions of the "Big Five" accounting firms, interactive advertising agencies, web development companies, systems consulting and implementation firms, application software firms and management consulting firms. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than the Company. In addition, the Company competes with its clients' internal resources, particularly when these resources represent a fixed cost to the client. In the future, such competition may impose additional pricing pressures on it. The Company cannot assure you that it will compete successfully with its existing competitors or with any new competitors.

INTELLECTUAL PROPERTY RIGHTS

         The Company's business includes the development of custom software applications in connection with specific client engagements. Ownership of such software is generally assigned to the client. The Company relies upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom the Company license intellectual property. The Company enters into confidentiality agreements with its employees and limits distribution of proprietary information. However, the Company cannot assure you that the steps taken by it in this regard will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights. The Company is subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require it to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property, which is the subject of the asserted infringement. In addition, the Company is aware of other users of the term "TACT" and combinations including "A Consulting," which users may be able to restrict its ability to establish or protect its right to use these terms. The Company has in the past been contacted by other users of the term "TACT" alleging rights to the term. The Company has completed filings with the U.S. Patent and Trademark Office in order to protect certain marks, including "TACT" and "The A Consulting Team." Its inability or failure to establish rights to these terms or protect its rights may have a material adverse effect on its business, results of operations and financial condition.

GOING CONCERN

         The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2004, the Company reported net income of $220,000. For the year ended December 31, 2003, the Company reported a net loss of $123,000. For the year ended December 31, 2002, the Company reported net income of $204,000. For the year ended December 31, 2001, the Company reported net losses of $13.7 million. Additionally, the Company had an accumulated deficit of $28.8 million at March 31, 2004. The Company believes that its continuing focus on cost reductions, together with a number of other operational changes, has resulted in an improved financial condition. There can be no assurance that the Company will be profitable in future quarters.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, and the other reports we have filed from time to time with the Securities and Exchange Commission, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms like "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates," and other phrases of similar meaning are considered to imply uncertainty and are forward-looking statements.

         Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements throughout this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, the materials referred to in this prospectus, the materials incorporated by reference into this prospectus and our press releases.

         We cannot guarantee our future results, levels of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements.

         We are under no duty to update any of the forward-looking statements after the date of this prospectus.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.

                            SELLING SECURITY HOLDERS

         Our shares of common stock to which this prospectus relates are being registered for resales by the selling security holders.

         The selling security holders may resell all, a portion or none of such shares of common stock from time to time. The table below sets forth with respect to each selling security holder, based upon information available to us as of March 31, 2004, the number of shares of common stock beneficially owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares of common stock that will be owned after the sale of the registered shares of common stock assuming the sale of all of the registered shares of common stock.


                               SHARES BENEFICIALLY                             SHARES BENEFICIALLY
                                  OWNED BEFORE                                     OWNED AFTER
                                THE OFFERING (1)                               THE OFFERING(1) (2)
                             ------------------------                       ---------------------------
                                SHARES        PERCENT    SHARES OFFERED      SHARES        PERCENT
                             ----------       -------    --------------      -------       --------

bCompliant, Inc.                 20,201            *        20,201                 0           *
BenTov, Shmuel                1,032,198         45.9       332,576(3)        699,622          31.0
Duncan, Robert E                  4,525            *         4,025               500           *
Miller, William P                24,476          1.2         4,025            20,451           *
Vardi, Yossi                     78,184          3.7        10,327(4)         67,857           3.2
Welling, Sanjeev                137,104          6.5       134,187             2,917           *
Zielczynski, Piotr              136,770          6.5       134,187             2,583           *

------------------
(1) As used in this table, "beneficial ownership" means the sole or shared voting and investment power of shares of common stock. Unless otherwise indicated, each selling security holder listed below has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned thereby. A person is deemed to have "beneficial ownership" of any shares of common stock that such person has a right to acquire within sixty days of March 31, 2004. In accordance with Rule 13d-3 of the Exchange Act, any shares of common stock that any selling security holder has the right to acquire within sixty days of the date of March 31, 2004 are deemed to be outstanding for the purpose of computing the beneficial ownership percentage of such selling security holder, but have not been deemed outstanding for the purpose of computing the percentage for any other selling security holder.

(2) With respect to the selling security holders, it has been assumed that all shares of common stock so offered will be sold.

(3) Includes 132,576 shares of common stock issuable upon conversion of shares of Series A Preferred Stock.

(4) Consists of shares of common stock issuable upon conversion of shares of Series B Preferred Stock.

         The information provided in the table above with respect to the selling security holders has been obtained from such selling security holders.

         Except as otherwise disclosed above or in documents incorporated herein by reference, the selling security holders have not within the past three years had any position, office or other material relationship with our company. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sells all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling security holders after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

         This prospectus covers the sale of shares of common stock by the selling security holders. As used herein, "selling security holders" include donees, pledgees, transferees or other successors in interest selling shares of common stock received from a selling security holder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer. Any distribution of any such securities by the selling security holders in interest may be effected from time to time in one or more of the following transactions:

         o to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time);

         o through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq SmallCap Market or on such other market or exchange on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

         o directly or through brokers or agents in private sales at negotiated prices;

         o through put or call options transactions relating to the shares of common stock or through short sales of shares of common stock at market prices prevailing at the time of sale or at negotiated prices; or

         o   by any other legally available means.


         We will not receive any proceeds from the sale of the shares of common stock. The aggregate proceeds to the selling security holders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. We do not know if the selling security holders will sell any of the securities offered hereby or transfer, devise or gift securities by other means not described in this prospectus.

         The selling security holders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. The selling security holders will be subject to the prospectus delivery requirements because the selling security holders may be deemed to be "underwriters" within meaning of Section 2(a)(11) of the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such securities as agents for others or as principals for their own account. The selling security holders will pay any sales commissions or similar selling expenses applicable to the sale of shares of common stock. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

         Selling security holders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

         Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market activities for the shares of common stock for a period of five business days prior to the commencement of such distribution. In addition, each selling security holder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market activities for the shares of common stock.

         At the time a particular offering of securities is made, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. In addition, we will file a supplement to this prospectus upon a selling security holder notifying us that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares.

         In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

         We have agreed that we will bear all costs, expenses and fees in connection with the registration or qualification of the shares of common stock under federal and state securities laws. We and each selling security holder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for The A Consulting Team, Inc. by Orrick, Herrington & Sutcliffe LLP.


                                     EXPERTS

         Our consolidated financial statements and Schedule II as of December 31, 2003 and 2002, and for the years then ended incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Grant Thornton LLP, our current independent registered public accounting firm, as stated in their report, which is incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements of operations, shareholders' equity and cash flows and schedule for the year ended December 31, 2001 included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


         SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

================================================================================















                                     639,528


                             SHARES OF COMMON STOCK



                           THE A CONSULTING TEAM, INC.







                                ----------------

                                   PROSPECTUS

                                ----------------








                                  [_________]










================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are the estimated expenses expected to be incurred by The A Consulting Team, Inc. (on behalf of itself and the selling security holders) in connection with this offering.


           NATURE OF FEES AND EXPENSES                     AMOUNT TO BE PAID
           ---------------------------                     -----------------
           SEC Registration Fee......................          $     448
           Legal Fees, Accounting Fees and Expenses..          $  20,000
           Printing Expenses.........................          $   5,000
           Miscellaneous.............................          $   5,000
                                                               ---------
                    Total............................          $  30,448
                                                               =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         New York Business Corporation Law

         Third Party Proceedings

         Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of such corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of such corporation served in any capacity at the request of such corporation, by reason of the fact that the person or his or her testator or intestate was a director or officer of such corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Proceedings By or in the Right of a Corporation

         Section 722 of the NYBCL permits, in general, a New York corporation to indemnify any person, made, or threatened to be made, a party to an action by or in the right of such corporation to procure a judgment in its favor by reason of the fact that the person or his or her testator or intestate, is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of such corporation, except that that no indemnification may be made in respect of
(i) a threatened action, or pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation, unless and only to the extent that the court in which such action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Expenses

         Section 723 of the NYBCL permits a New York corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute.

         Non-exclusivity

         Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Certificate of Incorporation

         Article Seventh of The A Consulting Team's Certificate of Incorporation provides, in general, that The A Consulting Team may indemnify and advance expenses to any person whom it has the power to indemnify to the fullest extent permitted by law, and, to the extent consistent therewith, shall indemnify or advance expenses to any such person to the fullest extent required by or pursuant to any by-law of The A Consulting Team, agreement, resolution of directors, resolution of shareholders, directors' or officers' liability insurance policies or any other form of indemnification agreement. Article Seventh of the Certificate of Incorporation also provides that to the fullest extent permitted by law, directors of The A Consulting Team shall not be liable to The A Consulting Team or its shareholders for damages for any breach of duty in their capacity as directors.

         Bylaws

         Third Party Proceedings

         Article VI of The A Consulting Team's bylaws, as amended, provides that The A Consulting Team shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of New York any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of The A Consulting Team to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of The A Consulting Team served in any capacity at the request of The A Consulting Team, by reason of the fact that the person or his or her testator or intestate was a director or officer of The A Consulting Team, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of The A Consulting Team and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Proceedings By or in the Right of The A Consulting Team, Inc.

         Article VI of The A Consulting Team's bylaws, as amended, provides that The A Consulting Team shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of New York any person made, or threatened to be made, a party to an action by or in the right of The A Consulting Team to procure a judgment in its favor by reason of the fact that the person or his or her testator or intestate, is or was a director or officer of The A Consulting Team, or is or was serving at the request of The A Consulting Team as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of The A Consulting Team, except that no indemnification under such paragraph of
Article VI of The A Consulting Team's amended bylaws shall be made in respect of
(i) a threatened action, or pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to The A Consulting Team, unless and only to the extent that the court in which such action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Expenses

         Article VI of The A Consulting Team's bylaws, as amended, provides that expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by The A Consulting Team in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by The A Consulting Team as authorized in the bylaws of The A Consulting Team.

         Indemnification Agreements

         The A Consulting Team has entered into indemnification agreements with each of its directors, executive officers and other key employees, which provide for the following.

         Third Party Proceedings

         Each indemnification agreement provides that, subject to certain exceptions, The A Consulting Team shall indemnify the counterparty to the fullest extent permitted under and in accordance with the laws of the State of New York if the counterparty is made, or threatened to be made, a party to an action or proceeding other than one by or in the right of The A Consulting Team to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which the counterparty served in any capacity at the request of The A Consulting Team, by reason of the fact that the counterparty was a director or officer of The A Consulting Team, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if the counterparty acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of The A Consulting Team and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Proceedings By or in the Right of The A Consulting Team

         Each indemnification agreement provides that, subject to certain exceptions, The A Consulting Team shall indemnify the counterparty to the fullest extent permitted under and in accordance with the laws of the State of New York if the counterparty is made, or threatened to be made, a party to an action by or in the right of The A Consulting Team to procure a judgment in its favor by reason of the fact that the counterparty is or was a director or officer of The A Consulting Team, or is or was serving at the request of The A Consulting Team as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred by the counterparty in connection with the defense or settlement of such action, or in connection with an appeal therein if the counterparty acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of The A Consulting Team, except that that no indemnification under such provision of the indemnification agreement shall be made in respect of (i) a threatened action, or pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the counterparty shall have been adjudged to be liable to The A Consulting Team, unless and only to the extent that the court in which such action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the counterparty is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Mandatory Payment of Expenses

         Each indemnification agreement provides that The A Consulting Team shall, to the extent that the counterparty has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the indemnification agreement or the defense of any claim, issue or matter therein, indemnify the counterparty against expenses (including attorneys' fees) actually and reasonably incurred by the counterparty in connection therewith.

         Advancement of Expenses

         Each indemnification agreement provides that The A Consulting Team shall advance all expenses incurred by the counterparty in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in the indemnification agreement (including amounts actually paid in settlement of any such action, suit or proceeding), and that the counterparty undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the counterparty is not entitled to be indemnified by The A Consulting Team as authorized hereby or, where indemnification is granted, to the extent the expenses so advanced by The A Consulting Team or allowed by the court exceed the indemnification to which the counterparty is entitled.

         Additional Indemnification

         Each indemnification agreement provides that, notwithstanding any other provision of the indemnification agreement, The A Consulting Team shall indemnify the counterparty to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the indemnification agreement, The A Consulting Team's Certificate of Incorporation, The A Consulting Team's bylaws or by statute

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER            NAME
-------           ----

  4.1             Specimen Common Stock Certificate incorporated by reference to
                  Exhibit 4 to the Registrant's Registration Statement on Form SB-2 as previously filed with the SEC on July 23, 1997.

  4.2 Stock Purchase Agreement dated as of June 28, 2002 among the Registrant, International Object Technology, Inc. and the Stockholders of International Object Technology, Inc. incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the period ended June 30, 2001 as previously filed with the SEC on July 12, 2002.


  5.1             Opinion of Orrick, Herrington & Sutcliffe LLP.*

  23.1            Consent of Grant Thornton LLP.*

  23.2            Consent of Ernst & Young LLP.*

  23.3            Consent of Orrick, Herrington & Sutcliffe LLP (included in
                  Exhibit 5.1).*

  24.1 Power of Attorney (included on signature page of the Registration Statement as originally filed).

*Previously filed.


ITEM 17.  UNDERTAKINGS

         (a)      The undersigned The A Consulting Team hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or provided to the Commission by The A Consulting Team pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned The A Consulting Team hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of The A Consulting Team's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned The A Consulting Team hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of The A Consulting Team pursuant to the foregoing provisions, or otherwise, The A Consulting Team has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The A Consulting Team of expenses incurred or paid by a director, officer or controlling person of The A Consulting Team in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The A Consulting Team will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, The A Consulting Team certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 16, 2004.



                                 THE A CONSULTING TEAM, INC.


                                  By:   /s/ Shmuel BenTov
                                        -------------------------------------
                                        Shmuel BenTov
                                        President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                  TITLE OF CAPACITIES                     DATE
                 ---------                  -------------------                     ----
                                  President, Chief Executive Officer and
/s/  Shmuel BenTov                  Chairman of the Board of Directors
---------------------------
Shmuel BenTov                                                                   June 16, 2004

/s/ Richard D. Falcone                Chief Financial Officer and
---------------------------          Principal Accounting Officer
Richard D. Falcone                                                              June 16, 2004

             *                                   Director
---------------------------
Steven Mukamal                                                                  June 16, 2004

             *                                   Director
---------------------------
William Miller                                                                  June 16, 2004

             *                                   Director
---------------------------
Reuven Battat                                                                   June 16, 2004

* By: /s/ Shmuel BenTov
---------------------------
     Shmuel BenTov
Attorney in fact pursuant
to a power of attorney
previously filed with the
registration statement

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            NAME
-------           ----

  4.1             Specimen Common Stock Certificate incorporated by reference to
                  Exhibit 4 to the Registrant's Registration Statement on Form SB-2 as previously filed with the SEC on July 23, 1997.

  4.2 Stock Purchase Agreement dated as of June 28, 2002 among the Registrant, International Object Technology, Inc. and the Stockholders of International Object Technology, Inc. incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the period ended June 30, 2001 as previously filed with the SEC on July 12, 2002.


  5.1             Opinion of Orrick, Herrington & Sutcliffe LLP.*

  23.1            Consent of Grant Thornton LLP.*

  23.2            Consent of Ernst & Young LLP.*

  23.3            Consent of Orrick, Herrington & Sutcliffe LLP (included in
                  Exhibit 5.1).*

  24.1 Power of Attorney (included on signature page of the Registration Statement as originally filed).

*Previously filed.